UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Duluth Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Materials for the

Duluth Holdings Inc. Shareholder Meeting to be Held on May 25, 2023

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2023 Proxy Statement and Annual Report to shareholders are available at: www.envisionreports.com/DLTH

Easy Online Access – View your proxy materials and vote.

Step 1: Go to www.envisionreports.com/DLTH

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selections as instructed on each screen for your delivery preferences.

Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 15, 2023 to facilitate timely delivery.

    03S95C

Shareholder Meeting Notice

Duluth Holdings Inc.’s Annual Meeting of Shareholders will be held on May 25, 2023 at the headquarters of Duluth Holdings Inc., 201 East Front Street, Mount Horeb, WI, 53572 at 8:30 a.m., Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2 and Proposal 3:

1.	Election of Directors:

            01 - Stephen L. Schlecht

            02 - Samuel M. Sato

            03 - Francesca M. Edwardson

            04 - David C. Finch

            05 - Brett L. Paschke

            06 - Susan J. Riley

            07 - Ronald Robinson

            08 - Scott K. Williams

2.	Advisory vote to approve the compensation of our named executive officers.
3.	The ratification of selection of KPMG LLP as the independent registered public accountants for Duluth Holdings Inc. for the year ending January 28, 2024.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. For information on how to obtain directions to be able to attend the meeting and vote in person, please call 608-424-1544.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
–	Internet – Go to www.envisionreports.com/DLTH. Click Cast Your Vote or Request Materials.
–	Phone – Call us free of charge at 1-866-641-4276.
–

Email – Send an email to investorvote@computershare.com with “Proxy Materials Duluth Holdings Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 15, 2023.